CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment Number 2 of our report dated September 24, 2013 relating to the July 31, 2013 financial statements of TravelSafe, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

LIGGETT, VOGT &WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

December 4, 2013